UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  October 25, 2000
                Date of Report (Date of earliest event reported)


                     MID-AMERICA APARTMENT COMMUNITIES, INC.
               (Exact Name of Registrant as Specified in Charter)



        TENNESSEE                   1-12762                 62-1543819
        ---------                   -------                 ----------
(State of Incorporation)    (Commission File Number)    (I.R.S. Employer
                                                      Identification Number)




                          6584 POPLAR AVENUE, SUITE 340
                            MEMPHIS, TENNESSEE 38138
                    (Address of principal executive offices)



                                 (901) 682-6600
               Registrant's telephone number, including area code





             (Former name or address, if changed since last report)

Item 5.   Other Events

The following comments were issued to the public by the Company regarding the recent market activity:

October 25, 2000


     Since a peer company announced at the end of September that it was facing several serious issues, the share price of MAA (NYSE) has dropped by 9%. Their problems are their own; they did not speak (nor, we are sure, intend to speak) for Mid-America, although theirs are some of the same issues that we have addressed and communicated in the past. Their issues:

     1) Tough market conditions. The southeastern and Texas markets have been and will continue to be demanding and highly competitive - but there is nothing new about this. They also remain the highest job formation areas in the country, which over long periods helps assure our continuing success. We've been calling these markets accurately, on a quarterly basis, for a long time and will be giving our next update on November 2, with our third quarter earnings release (call information below).

     2) Sharp curtailment in their new development pipeline; development disappointing in some areas; development climate deteriorating; and they'd be selling assets in part to fund development. We made a major cutback in our own pipeline over a year ago in view of the growing risks; we have not been a contributor to deterioration of the development climate. We also announced in 1999 an asset sale plan to fund our development pipeline and which has further permitted us to repurchase over 1.7 million of our undervalued shares.

     3) Issues pertaining to interest rate exposure related to their high proportion of variable rate date. This issue is barely relevant to MAA. We dealt with it earlier, sharply reducing our variable rate exposure (9% of our debt is conventional variable rate, and we have another 4% of tax-free variable rate debt). Over the past year, during a period in which the Fed Funds rate increased 150 basis points, our aggregate interest rate has increased only 15 b.p. to 7.15% as we simultaneously reduced our variable rate risk.

     4) Slow new development deliveries. We also dealt with this issue, especially in 1999, announcing on a regular quarterly basis any difficulties we faced in capturing forecast revenues - for differing reasons, varying by property, and including slow construction delivery, weather delays, higher concessions than forecast, and higher marketing costs. Most of those such issues are behind MAA now. Our development investment will have added materially to share value upon maturity of the present pipeline in 2003.

     We'll be providing detailed MAA particulars in our November 2 earnings release and in our November 3 telephone conference call: 10AM Central time; 888-843-8954, conference ID either Mid-America Apartment Communities or 2954342, through 11/10/00. The replay will also be available on our web site at www.maac.net. Please join us.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         MID-AMERICA APARTMENT COMMUNITIES, INC.



Date:  October 26, 2000                           /s/ Simon R.C. Wadsworth
      -----------------                        ---------------------------------
                                                   Simon R.C. Wadsworth
                                                   Executive Vice President
                                                   (Principal Financial and
                                                    Accounting Officer)